CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 216 to the registration statement on Form N-1A (Registration No. 333-515) (“Registration Statement”) of our report dated June 8, 2015 relating to the financial statements and financial highlights of Putnam Capital Spectrum Fund, a series of Putnam Funds Trust, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial highlights” and “Independent Registered Public Accounting Firm and Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 24, 2015